                                                                                                                                               Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85142) and Forms S-8 (No. 33-48476, 33-54175, 33-65199, 333-88923, 333-90167, 333-116053, 333-127081 and 333-127809) of Alltel Corporation of our report dated February 20, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 20, 2007 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas
February 20, 2007